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                                                                    EXHIBIT 10.9

                                                               EXECUTION VERSION

                                HOLDINGS GUARANTY
                        (NORTH AMERICAN AIRLINES, INC.)

      This HOLDINGS GUARANTY is entered into as of April, 27,2005 by the undersigned ,World Air Holdings, Inc., a Delaware corporation (the "GUARANTOR"), in favor of and for the benefit of International Lease Finance Corporation ("ILFC" or "BENEFICIARY") as lessor under the Leases (defined below).

                                    RECITALS

      A. North American Airlines, Inc., a Delaware corporation ("COMPANY"), and ILFC have entered into those certain Aircraft Lease Agreements listed on
Schedule 1 attached hereto (as amended and supplemented, the "LEASES").

      B. Company is a wholly owned Subsidiary of Guarantor by operation of that certain Stock Purchase Agreement dated as of April_____________, 2005 pursuant to which Guarantor acquired all of the issued and outstanding shares of stock of Company (the "ACQUISITION") and thus the Guarantied Obligations (as hereinafter defined) are being incurred for and will inure to the benefit of Guarantor (which benefits are hereby acknowledged).

      C. It is a condition of ILFC's consent to that certain Amendment No. 1 and Waiver to Loan Agreement dated as of April___________, 2005 (the "AMENDMENT") by and among the Guarantor, ILFC and the Company, and the other parties thereto (which is required in connection with the Acquisition and by the Leases) that Company's obligations under the Leases be guarantied by Guarantor.

      D. Guarantor is willing irrevocably and unconditionally to guaranty such obligations of Company.

      1.    GUARANTY.

            (a) In order to induce ILFC to consent to the Acquisition and the Amendment, Guarantor irrevocably and unconditionally guaranties, as primary obligor and not merely as surety, the due and punctual payment in full of all Guarantied Obligations (as hereinafter defined) when the same shall become due, whether at stated maturity, by acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under
Section 362(a) of the Bankruptcy Code, 11 U.S.C. ' 362(a)). The term "GUARANTIED OBLIGATIONS" is used herein in its most comprehensive sense and includes any and all obligations of Company in respect of notes, advances, borrowings, loans, debts, interest, fees, costs, expenses (including, without limitation, legal fees and expenses of counsel), indemnities and liabilities of whatsoever nature, now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under or in

North American Holdings Guaranty
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connection with the Leases or this, now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under or in connection with the Leases or this Guaranty.

      Any interest on any portion of the Guarantied Obligations that accrues after the commencement of any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Company (or, if interest on any portion of the Guarantied Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guarantied Obligations if said proceeding had not been commenced) shall be included in the Guarantied Obligations because it is the intention of Guarantor and Beneficiaries that the Guarantied Obligations should be determined without regard to any rule of law or order that may relieve Company of any portion of such Guarantied Obligations.

      In the event that all or any portion of the Guarantied Obligations is paid by Company, the obligations of Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) is rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments that are so rescinded or recovered shall constitute Guarantied Obligations.

      Subject to the other provisions of this Section 1, upon the failure of Company to pay any of the Guarantied Obligations when and as the same shall become due, Guarantor will upon demand pay, or cause to be paid, in cash, to Beneficiaries, an amount equal to the aggregate of the unpaid Guarantied Obligations.

            (b) Guarantor under this Guaranty, and each guarantor under other guaranties, if any, relating to the Leases (the "Related Guaranties") that contain a contribution provision similar to that set forth in this Section 1(b), together desire to allocate among themselves (collectively, the "Contributing Guarantors"), in a fair and equitable manner, their obligations arising under this Guaranty and the Related Guaranties. Accordingly, in the event any payment or distribution is made on any date by Guarantor under this Guaranty or a guarantor under a Related Guaranty, Guarantor or such other guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the maximum amount permitted by law so as to maximize the aggregate amount of the Guarantied Obligations paid to Beneficiaries.

      2.    GUARANTY ABSOLUTE; CONTINUING GUARANTY. The obligations of
Guarantor hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guarantied Obligations. In furtherance of the foregoing and without limiting the generality thereof, Guarantor agrees that: (a) this Guaranty is a guaranty of payment when due and not of collectibility; (b) Beneficiaries may enforce this Guaranty upon the occurrence and during the continuance of an Event of Default under the Leases notwithstanding the existence of any dispute between Company and any Beneficiary with respect to the existence

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of such event; (c) the obligations of Guarantor hereunder are independent of the obligations of Company under the Leases and the obligations of any other guarantor of the obligations of Company and a separate action or actions may be brought and prosecuted against Guarantor whether or not any action is brought against Company or any of such other guarantors and whether or not Company is joined in any such action or actions; and (d) Guarantor's payment of a portion, but not all, of the Guarantied Obligations shall in no way limit, affect, modify or abridge Guarantor's liability for any portion of the Guarantied Obligations that has not been paid. This Guaranty is a continuing guaranty and shall be binding upon Guarantor and its successors and assigns, and Guarantor irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guarantied Obligations.

      3. ACTIONS BY BENEFICIARIES. Any Beneficiary may from time to time, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any limitation, impairment or discharge of Guarantor's liability hereunder, (a) renew, extend, accelerate or otherwise change the time, place, manner or terms of payment of the Guarantied Obligations, (b) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guarantied Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations, (c) request and accept other guaranties of the Guarantied Obligations and take and hold security for the payment of this Guaranty or the Guarantied Obligations, (d) release, exchange, compromise, subordinate or modify, with or without consideration, any security for payment of the Guarantied Obligations, any other guaranties of the Guarantied Obligations, or any other obligation of any Person with respect to the Guarantied Obligations, (e) enforce and apply any security now or hereafter held by or for the benefit of any Beneficiary in respect of this Guaranty or the Guarantied Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that Beneficiaries, or any of them, may have against any such security, as any Beneficiary in its discretion may determine consistent with the Leases and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and (f) exercise any other rights available to Beneficiaries, or any of them, under the Leases.

      4. NO DISCHARGE. This Guaranty and the obligations of Guarantor hereunder shall be valid and enforceable and shall not be subject to any limitation, impairment or discharge for any reason (other than payment in full of the Guarantied Obligations), including without limitation the occurrence of any of the following, whether or not Guarantor shall have had notice or knowledge of any of them: (a) any failure to assert or enforce or agreement not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy with respect to the Guarantied Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guarantied Obligations, (b) any waiver or modification of, or any consent to departure from, any of the terms or provisions of the Leases, any of the other Leases or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guarantied Obligations,
(c) the Guarantied Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any

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respect, (d) the application of payments received from any source to the payment of indebtedness other than the Guarantied Obligations, even though
Beneficiaries, or any of them, might have elected to apply such payment to any part or all of the Guarantied Obligations, (e) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guarantied Obligations, (f) any defenses, set-offs or counterclaims which Company may assert against any Beneficiary in respect of the Guarantied Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury, and (g) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of Guarantor as an obligor in respect of the Guarantied Obligations.

      5. WAIVERS. Guarantor waives, for the benefit of Beneficiaries: (a) any right to require Beneficiaries, or any of them, as a condition of payment or performance by Guarantor, to (i) proceed against Company, any other guarantor of the Guarantied Obligations or any other Person, (ii) proceed against or exhaust any security held from Company, any other guarantor of the Guarantied Obligations or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Beneficiary in favor of Company or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Company including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Guarantied Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Company from any cause other than payment in full of the Guarantied Obligations;
(c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary's errors or omissions in the administration of the Guarantied Obligations, except behavior that amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, that are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting Guarantor's liability hereunder or the enforcement hereof,
(iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any Lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under the Leases, or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guarantied Obligations or any agreement related thereto, notices of any extension of credit to Company and notices of any of the matters referred to in Sections 3 and 4 and any right to consent to any thereof; and (g) to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty.

      6. GUARANTOR'S RIGHTS OF SUBROGATION, CONTRIBUTION, ETC.; SUBORDINATION OF OTHER OBLIGATIONS. Until such time as the Guarantied Obligations have been paid in full, Guarantor waives (a) any claim, right or remedy, direct or indirect, that Guarantor now has or

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may hereafter have against Company or any of its assets in connection with this
Guaranty or the performance by Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (i) any right of subrogation, reimbursement or indemnification that Guarantor now has or may hereafter have against Company, (ii) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Company, and (iii) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary and (b) any right of contribution Guarantor may have against any other guarantor of any of the Guarantied Obligations. Guarantor further agrees that, to the extent the waiver of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification Guarantor may have against Company or against any collateral or security, and any rights of contribution Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights Beneficiaries may have against Company, to all right, title and interest Beneficiaries may have in any such collateral or security, and to any right Beneficiaries may have against such other guarantor.

      Any indebtedness of Company now or hereafter held by Guarantor is subordinated in right of payment to the Guarantied Obligations, and any such indebtedness of Company to Guarantor collected or received by Guarantor after an Event of Default has occurred and is continuing, and any amount paid to Guarantor on account of any subrogation, reimbursement, indemnification or contribution rights referred to in the preceding paragraph when all Guarantied Obligations have not been paid in full, shall be held in trust for Beneficiaries and shall forthwith be paid over to Beneficiaries to be credited and applied against the Guarantied Obligations.

      7. EXPENSES. Guarantor agrees to pay, or cause to be paid, on demand, and to save Beneficiaries harmless against liability for, (i) any and all costs and expenses (including fees, costs of settlement and disbursements of counsel) incurred or expended by any Beneficiary in connection with the enforcement of or preservation of any rights under this Guaranty and (ii) any and all costs and expenses (including those arising from rights of indemnification) required to be paid by Guarantor under the provisions of any of the Leases.

      8. FINANCIAL CONDITION OF COMPANY. No Beneficiary shall have any obligation, and Guarantor waives any duty on the part of any Beneficiary, to disclose or discuss with Guarantor its assessment, or Guarantor's assessment, of the financial condition of Company or any matter or fact relating to the business, operations or condition of Company. Guarantor has adequate means to obtain information from Company on a continuing basis concerning the financial condition of Company and its ability to perform its obligations under Leases, and Guarantor assumes the responsibility for being and keeping informed of the financial condition of Company and of all circumstances bearing upon the risk of nonpayment of the Guarantied Obligations.

      9. REPRESENTATIONS AND WARRANTIES. Guarantor makes, for the benefit of Beneficiaries, each of the representations and warranties made in the Leases by Company as to

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Guarantor, its assets, financial condition, operations, organization, legal status, business and the Leases to which it is a party. In addition, Guarantor represents and warrants as follows:

            (a) Guarantor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on (i) the business, operations, affairs, financial condition, assets or properties of the Guarantor and its Subsidiaries taken as a whole, or (ii) the ability of Guarantor to perform its obligations under this Guaranty, or (iii) the validity or enforceability of this Guaranty. Guarantor has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Guaranty and to perform the provisions hereof.

            (b) This Guaranty has been duly authorized by all necessary corporate action on the part of Guarantor, and this Guaranty constitutes a legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms, except as such enforceability may be limited by
(i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            (c) Guarantor is the owner, directly or through one or more wholly-owned Subsidiaries, of all of the issued and outstanding capital stock of Company; (ii) ILFC's agreement to enter into and continue the Leases and consent to the Acquisition and the Amendment is of substantial and material benefit to Guarantor; and (iii) Guarantor has reviewed and approved copies of the Leases and is fully informed of the remedies ILFC may pursue upon the occurrence of an Event of Default under the Leases or this Agreement.

      10.   COVENANTS.

            (a) Guarantor agrees that, so long as any part of the Guarantied Obligations shall remain unpaid, Guarantor will perform or observe, and cause its Subsidiaries to perform or observe, all of the terms, covenants and agreements that the Leases state that Company is to cause Guarantor and such Subsidiaries to perform or observe or that the Guarantor is to perform or observe.

            (b) Guarantor shall continue to own, directly or through one or more wholly-owned Subsidiaries, all of the issued and outstanding capital stock of Company, and Guarantor shall keep itself informed as to the status of the transactions contemplated by the Leases or referred to therein, Company's financial status and its ability to perform its obligations under the Leases.

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      11.   SET OFF. In addition to any other rights any Beneficiary may have under law or in equity, if any amount shall at any time be due and owing by Guarantor to any Beneficiary under this Guaranty, such Beneficiary is authorized at any time or from time to time, without notice (any such notice being expressly waived), to set off and to appropriate and to apply any and all deposits (general or special, including but not limited to indebtedness evidence by certificates of deposit, whether matured or unmatured) and any other indebtedness of such Beneficiary owing to Guarantor and any other property of Guarantor held by a Beneficiary to or for the credit or the account of Guarantor against and on account of the Guarantied Obligations and liabilities of Guarantor to any Beneficiary under this Guaranty.

      12. AMENDMENT AND WAIVERS. No amendment, modification, termination or waiver of any provision of this Guaranty, and no consent to any departure by Guarantor therefrom, shall in any event be effective without the written concurrence of Beneficiaries and, in the case of any such amendment or modification, Guarantor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

      13. MISCELLANEOUS. It is not necessary for Beneficiaries to inquire into the capacity or powers of Guarantor or Company or the officers, directors or any agents acting or purporting to act on behalf of any of them.

      The rights, powers and remedies given to Beneficiaries by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to Beneficiaries by virtue of any statute or rule of law or in any of the Leases or any agreement between Guarantor and one or more Beneficiaries or between Company and one or more Beneficiaries. Any forbearance or failure to exercise, and any delay by any Beneficiary in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

      In case any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

      THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF GUARANTOR AND THE BENEFICIARIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

      This Guaranty shall inure to the benefit of Beneficiaries and their respective successors and assigns.

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      ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST GUARANTOR ARISING OUT OF OR
RELATING TO THIS GUARANTY MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY GUARANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS GUARANTY. Guarantor agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Guarantor at its address set forth below its signature hereto, such service being acknowledged by Guarantor to be sufficient for personal jurisdiction in any action against Guarantor in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Beneficiary to bring proceedings against Guarantor in the courts of any other jurisdiction.

      GUARANTOR AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, ILFC AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. GUARANTOR AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, GUARANTIED PARTY EACH (I) ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR GUARANTOR AND GUARANTIED PARTY TO ENTER INTO A BUSINESS RELATIONSHIP, THAT GUARANTOR AND GUARANTIED PARTY HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS GUARANTY OR ACCEPTING THE BENEFITS THEREOF, AS THE CASE MAY BE, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS, AND (II) FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS OF THIS GUARANTY. In the event of litigation, this Guaranty may be filed as a written consent to a trial by the court.

      14. COUNTERPARTS. This Guaranty may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and

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delivered shall be deemed to be an original for all purposes; but all such counterparts together shall constitute but one and the same instrument.

                          [NEXT PAGE IS SIGNATURE PAGE]

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      IN WITNESS WHEREOF, Guarantor and, solely for purposes of the waiver of the right to jury trial contained in Section 13, ILFC, as of the date hereof, have caused this Guaranty to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                  WORLD AIR HOLDINGS, INC.

                                  By: /s/ Randy J. Martinez
                                      ------------------------------------------
                                  Name: Randy J. Martinez
                                  Title: President and Chief Executive Officer

                                  Address: World Air Holdings, Inc.
                                           c/o World  Airways, Inc.
                                           The HLH Building
                                           101 World Drive
                                           Peachtree City, Georgia 30269

                                  INTERNATIONAL LEASE FINANCE CORPORATION

                                  By: /s/ Alan H. Lund
                                      ------------------------------------------
                                  Name:  ALAN H. LUND
                                  Title: VICE CHAIRMAN
                                         CHIEF FINANCIAL OFFICER

                                  Address: _____________________________________

                                           _____________________________________

                                           _____________________________________


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

                                   SCHEDULE 1

                                LEASE AGREEMENTS
                                     BETWEEN
                          NORTH AMERICAN AIRLINES, INC.
                                       AND
                     INTERNATIONAL LEASE FINANCE CORPORATION

1. Aircraft Lease Agreement dated as of April 21, 2005, with International Lease Finance Corporation as lessor (B767-306ER; MSN 28098).

2. Aircraft Lease Agreement dated as of January 23,1998, with International Lease Finance Corporation as lessor, as amended by Amendment No. 1, dated as of June 1, 2002, Amendment No. 2 dated as of February 13,2003, and Amendment No. 3 dated as of April 21, 2005, and as supplemented by Global Side Letter No. 1 dated as of March 13, 2003 (B757-200ER; MSN 28174; N752NA).

3. Aircraft Lease Agreement dated as of May 11, 2000, with International Lease Finance Corporation as lessor, as amended by Amendment No. 1 dated as of June 1, 2002, Amendment No. 2 dated as of February 13,2003, Amendment No. 3 dated as of April 21, 2005, and as supplemented by Global Side Letter No. 1 dated as of February 13, 2003 (B757-200ER; MSN 29381; N754NA).

4. Aircraft Lease Agreement dated as of February 13,2003, with International Lease Finance Corporation as lessor, as amended by Amendment No. 1 dated as of April 21, 2005, as supplemented by Side Letter No. 1 dated as of February 13,2003, and Global Side Letter No. 1 dated as of February 13, 2003 (B757-28AER; MSN 30043; N755NA).

5. Aircraft Lease Agreement dated as of January 20,2004, with International Lease Finance Corporation as lessor, as amended by Amendment No. 2 dated as of April 21, 2005, as supplemented by Side Letter No. 1 dated as of January 2004 (B 767-39HER; MSN 26257; N760NA).

6. Aircraft Lease Agreement dated as of June 24, 1993, with International Lease Finance Corporation as lessor, as amended by Amendment No. 1 dated as of November, 1999, Amendment No. 2 dated as of May 20,2001, Amendment No. 3 dated as of June 1,2002, Amendment No. 4 dated as of February 13,2003, and Amendment No. 5 dated as of April 18, 2005, as supplemented by Global Side Letter No. 1 dated as of February 13, 2003 (B757-28A; MSN 26277; N750NA).

North American Holdings Guaranty